EXHIBIT 99.1

SP Plus Corporation to Release Third Quarter 2020 Results on November 5, 2020

CHICAGO, Oct. 22, 2020 (GLOBE NEWSWIRE) -- SP Plus Corporation (NASDAQ: SP) today announced that it expects to release third quarter 2020 earnings on Thursday, November 5, 2020, after the close of market. Later that same day, the Company will host a conference call at 4:00 PM (Central Time) that can be accessed via webcast at http://ir.spplus.com.

To listen to the live call, individuals are directed to the investor relations section of the company’s website, www.spplus.com, at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the website and accessible for 30 days.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com or www.sphere.spplus.com.

Media Contacts:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com